As filed with the Securities and Exchange Commission on April 16, 2004

Registration No. 333-113077

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MIDWAY GAMES INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2906244 (I.R.S. Employer Identification No.)
2704 West Roscoe Street, Chicago, Illinois 60618 (773) 961-2222 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Deborah K. Fulton, Esq.
Senior Vice President, Secretary and General Counsel
Midway Games Inc.
2704 West Roscoe Street, Chicago, Illinois 60618 (773) 961-2222
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey N. Siegel, Esq.
Shack Siegel Katz & Flaherty P.C.
530 Fifth Avenue
New York, New York 10036
(212) 782-0700

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE—DEREGISTRATION OF SECURITIES

        This Post-Effective Amendment No. 1 to Form S-3 Registration Statement (File no. 333-113077), originally filed with the Securities and Exchange Commission on February 25, 2004 and subsequently declared effective on March 18, 2004 (the "Registration Statement"), is being filed to deregister securities of the Registrant that were previously registered pursuant to the Registration Statement and that were not sold in the offering.

        The Registration Statement was filed using the "shelf" registration process to register unallocated securities of the Registrant with an aggregate initial offering price not to exceed $100,000,000. On April 15, 2004, the Registrant completed an offering of 11,350,000 shares of common stock at a price of $7.25 per share, for an aggregate price of $82,287,500.

        The Registrant does not intend to use the Registration Statement to sell any other securities. Therefore, the offering has terminated, and Registrant hereby deregisters the securities that remain unsold under the Registration Statement, pursuant to the Registrant's undertaking under Item 512(a)(3) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 16th day of April, 2004.

MIDWAY GAMES INC.
By:	/s/ DAVID F. ZUCKER David F. Zucker, Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated (*Indicates signed by attorney-in-fact).

Signature	Date	Title

/s/ NEIL D. NICASTRO Neil D. Nicastro	April 16, 2004	Chairman of the Board of Directors
/s/ DAVID F. ZUCKER David F. Zucker	April 16, 2004	President and Chief Executive Officer (Principal Executive Officer)
/s/ THOMAS E. POWELL Thomas E. Powell	April 16, 2004	Executive Vice President—Finance, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)
/s/ HAROLD H. BACH, JR.* Harold H. Bach, Jr.	April 16, 2004	Director
/s/ WILLIAM C. BARTHOLOMAY* William C. Bartholomay	April 16, 2004	Director
/s/ WILLIAM E. MCKENNA* William E. McKenna	April 16, 2004	Director
/s/ NORMAN J. MENELL* Norman J. Menell	April 16, 2004	Director
/s/ LOUIS J. NICASTRO* Louis J. Nicastro	April 16, 2004	Director
/s/ HARVEY REICH* Harvey Reich	April 16, 2004	Director
/s/ IRA S. SHEINFELD* Ira S. Sheinfeld	April 16, 2004	Director
/s/ ROBERT N. WAXMAN* Robert N. Waxman	April 16, 2004	Director
/s/ JAY N. WHIPPLE III* Jay N. Whipple III	April 16, 2004	Director
/s/ RICHARD D. WHITE* Richard D. White	April 16, 2004	Director
**By:	/s/ DAVID F. ZUCKER David F. Zucker Attorney-in Fact

II-1

EXHIBIT INDEX

Exh. No.	Description
24	Power of Attorney (contained on the signature page filed with this registration statement (File No. 333-113077) on February 25, 2004).